EXHIBIT 23.2

                          Consent or Independent Auditors

We hereby consent to the incorporation by reference of our report dated February 16, 1996, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows of Home Federal Corporation and Subsidiaries for the year ended December 31, 1995, which report appears on page 43 of the 1997 F&M Bancorp Annual Report, into the Form 10-K and into the following previously filed Registration Statements of F&M Bancorp: Numbers 33-39941 and 33-39942 on Form S-8, and 33-39940 on Form S-3.



                              /s/ Smith Elliott Kearns & Company, LLC
                              ---------------------------------------
                              Smith Elliott Kearns & Company, LLC

Hagerstown, Maryland
March 18, 1997